Tidal Trust III 485BPOS

Exhibit 99(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 101 and Amendment No. 104, to the Registration Statement on Form N-1A of Intech S&P Large Cap Diversified Alpha ETF and Intech S&P Small-Mid Cap Diversified Alpha ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

February 26, 2025